UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2023

Date of Report (Date of earliest event reported)

Technology & Telecommunication Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C3-2-23A, Jalan 1/152, Taman OUG Parklane Off Jalan Kelang Lama 58200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 1 2334 8193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value (the “Ordinary Shares”), and one-half Redeemable Warrant	TETEU	The Nasdaq Stock Market LLC
Ordinary Shares	TETE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	TETEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 1, 2023, Technology & Telecommunication Acquisition Corporation (the “Company”) issued an aggregate of 2,875,000 Class A Ordinary Shares, par value $0.0001 per share (“Class A Shares”), to the holders of the Company’s Class B Ordinary Shares, par value $0.0001 per share (“Class B Shares”), upon the conversion of an equal number of Class B Shares (the “Conversion”). The 2,875,000 Class A Shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for our initial public offering. Following the Conversion, there were 6,384,209 Class A Shares issued and outstanding. The issuance of Class A Shares upon the Conversion has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2023

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer